AUBURN NATIONAL BANCORPORATION

,

INC.
and
AUBURNBANK
Erroneously Awarded Executive Incentive-Based Compensation Recovery Policy
Introduction
Section

10D

was

added

to

the

Securities

Exchange

Act

of

1934

(the

“Exchange

Act”)

by
Section 954 of the

Dodd-Frank Wall Street Reform

and Consumer Protection

Act of 2010.

The
Securities

and

Exchange

Commission

(“Commission”)

adopted,

effective

January

27,

2023,
Commission

Rule

10D-1

under

the

Exchange

Act,

which

requires

each

national

securities
exchange

to

adopt

listing

standards

for

the

recovery

of

erroneously

awarded

executive
compensation.

The Commission approved Nasdaq listing Rule 5608 (“Rule 5608”) on June 9,
2023.
This Policy is adopted

by the Boards

of Directors (the “Board”)

of the Company and

the Bank
(individually and

collectively for

purposes of

this Policy,

the “Company”)

pursuant

to Nasdaq
Rule 5608.
Effective Dates
This Policy

will become

effective upon

its adoption

by the

Company Board

prior to

December
1,

2023.

In

accordance

with

Rule

5608,

this

Policy

shall

only

apply

to

“Incentive-Based
Compensation”

that

is

“Erroneously

Awarded

Compensation”

“Received”

by

“Executive
Officers” on or after October 2, 2023 (as these terms are defined below).
Certain Defined Terms
The following terms apply solely to this Policy solely for purposes of Rule 5608:
“Erroneously

Awarded

Compensation”

is

the

amount

of

Incentive-Based

Compensation
Received

by

each

Executive

Officer

that

exceeds

the

amount

of

Incentive-Based
Compensation that otherwise would have

been Received had it been

determined based on
the restated amounts in the Restatement, computed without regard to any taxes paid.
In the

case of

Incentive-Based Compensation

determined or

based on

stock price

or total
shareholder return, where the amount of Erroneously

Awarded Compensation is not subject
to mathematical recalculation directly

from the information

in a Restatement, the

amount of
Erroneously Award Compensation

shall be based

on a reasonable estimate

of the effect

of
the

Restatement

on

the

stock

price

or

total

shareholder

return

upon

which

the

Incentive-
Based

Compensation

was

Received.

The

Company

shall

maintain

documentation

of

its
determination of that reasonable estimate and provide such documentation to Nasdaq.

“Executive Officer”

means the Company’s and the Bank’s president, principal financial officer, principal accounting

officer

(or if

there is

no such

accounting officer,

the controller),

and any
vice-president of the Company in charge of a

principal business unit, division, or function

and
is designated

as an

Executive Officer

by the

Board for

purposes of this

Policy and

any other
officer who performs a

policy-making function similar

policy-making functions for

the Company
and is

designated as

an Executive

Officer by

the Board

for purposes

of this

Policy.

The officers
identified

in

the

Company’s

proxy

statement

as

executive

officers

pursuant

to

Commission
Regulation

S-K

Item

401(b)

shall

be

“Executive

Officers”

for

all

purposes

of

this

Policy,
although

others

may

also

be

designated

in

the

Board’s

judgment

to

be

“Executive

Officers”
hereunder.

The Company shall maintain a list from of person designated or deemed to be its
Executive Officers

hereunder in

the minutes

of the

Board’s

proceedings.

Persons who

may
be

“executive

officers”

for

purposes

of

Board

of

Governors

of

the

Federal

Reserve

System
(“Federal

Reserve”)

Regulation

O

shall

not

be

Executive

Officers

hereunder,

except

as
expressly (i) deemed

in this paragraph

to be “Executive

Officers” or

(ii) expressly designated
as “Executive Officers” by the Board for purposes of this Policy.
“Financial

Reporting

Measures”

means

measures

that

are

determined

and

presented

in
accordance

with

the

accounting

principles

used

in

preparing

the

Company’s

financial
statements, and any

measures that

are derived wholly

or in part

from such measures.

Stock
price and

total shareholder

return are

also financial

reporting measures.

A financial

reporting
measure need

not be

presented

within the

financial statements

or included

in a

filing with
the Commission.
“Incentive-Based

Compensation”

means

any

compensation

that

is

granted,

earned,

or
vested

based wholly

or in

part upon

the attainment

of

one or

more Financial

Reporting
Measure.
“Received” means compensation

(1)deemed received on

or after October

2, 2023 and

(2)
in the Company’s fiscal period during which the Financial

Reporting Measure specified in
the Incentive-Based Compensation award is attained, even if the payment or grant of the
Incentive-Based Compensation occurs after the end of that period.
Recoveries Upon Restatements of Financial Statements
T
he

Company

will

recover

reasonably

promptly

the

amount

of

Erroneously

Awarded
Compensation

from

Company

Executive

Officers

in

the

event

the

Company

is

required

to
prepare a

restatement of

its financial

statements due

to the

Company’s material

noncompliance
with any financial reporting requirement applicable under

federal securities laws, including any
restatement:
1.

to correct an error in previously

issued financial statements that is material

to the
previously issued financial statements;

or
2.

that

would

result

in

a

material

misstatement

if

the

error

were

corrected

in

the
current period or left uncorrected in the current period.
Therefore,

this Policy

will apply

to any

“Restatement”

of its

financial statements

described in
paragraph

1

or

2

immediately above,

(any

of

which

is

a

“Restatement”)

for

purposes

of

this

Policy.

The

Company’s

shall

recover

Erroneously

Awarded

Compensation,

regardless

of
whether a Restatement is filed.
Date of a Restatement
The date

of a

Restatement (the

“Restatement Date”)

for purposes

of this

Policy is

the earlier
of:
1.

The

date

the

Company’s

board

of

directors

(the

“Board”),

or

the

Board’s

Audit
Committee,

which

is

authorized

to

take

such

action,

concludes

or

reasonably
should have concluded, that the Company is required to

prepare a Restatement;
or
2.

The

date

a

court,

regulator,

or

other

legally

authorized

governmental

authority
having

jurisdiction

over

the

Company

directs

the

Company

to

prepare

a
Restatement.
Recovery Period for Erroneously Awarded Compensation
The amount

of Erroneously

Awarded Compensation subject

to recovery

under this Policy

is the
Erroneously Awarded Compensation Received by each Company Executive

Officer beginning
on the date

the person’s service

commenced as a

Company Executive

officer and the

following
periods:
1.

When

such

person

served

as

an

Executive

Officer

at

any

time

during

the
performance period for that Erroneously Awarded Compensation;
2.

When the

Company had

a class

of securities

listed on

Nasdaq or

another national
securities exchange or a national securities association; and
3.

The three completed fiscal years immediately preceding the Restatement

Date.
Exceptions to Recovery of Erroneously Awarded Compensation

The

Company

shall

recover

Erroneously

Awarded

Compensation

Received

pursuant

to
this Policy,

except where the

Company’s Compensation

Committee, or in

the absence of
a Compensation

Committee, a

majority of

the Company’s

independent directors,

has made
a determination that recovery would be impracticable because:
1.

The direct expense reasonably expected

to be paid to a

third party to assist in
enforcing

this

Policy

and

recover

Erroneously

Awarded

Compensation
previously Received

would exceed

the amount

to be

recovered;
provided

the
Company

must first

make

a

reasonable attempt

to

recover such

Erroneously
Awarded Compensation, document

such reasonable

attempt(s) to

recover, and
provide that documentation to Nasdaq;
2.

Recovery would likely

cause an

otherwise tax-qualified

retirement plan, under
which

benefits

are

broadly available

to

employees

of

the

registrant,

to

fail

to

meet

the

requirements

of

26

U.S.C.

401(a)(13)

or

26

U.S.C.

411(a)

and

the
regulations thereunder; or
3.

Another exception provided

by Nasdaq or

Commission rule or

interpretations is
determined to be available.
No Indemnification
The

Company

shall

not

insure

or

indemnify

any

Executive

Officer

against

any

loss

of
Erroneously Awarded Compensation.
Disclosure of Policy
The Company shall make

all disclosures of

this Policy required by

SEC Rule 10D-1 and

Rule
5608,

on

and

after

December

1,

2023,

including

on

the

cover

page

of

its

Annual

Report

on
Commission Form 10-K, and shall file this Policy as an exhibit to each such Annual Report.